EXHIBIT 4q
                                                        -----------

                            SECOND AMENDMENT TO
                 SECOND AMENDED AND RESTATED CREDIT AGREEMENT
                                    AND
                FIRST AMENDED AND RESTATED TERM LOAN AGREEMENT
                ----------------------------------------------

		This SECOND AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT AND
FIRST AMENDED AND RESTATED TERM LOAN AGREEMENT (this "Amendment"), dated as of
June __, 1996, is by and between ZENITH ELECTRONICS CORPORATION, a Delaware corporation, as Borrower, GENERAL ELECTRIC CAPITAL CORPORATION, a New York
corporation, as Agent and as Lender, THE BANK OF NEW YORK COMMERCIAL
CORPORATION, a New York corporation, as Lender, and CONGRESS FINANCIAL
CORPORATION, a California corporation, as Lender.

                                 RECITALS
                                ----------

		A.	Borrower, Agent and Lenders are parties to (i) that certain Second
Amended and Restated Credit Agreement dated as of November 6, 1995 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement") and (ii) that certain First Amended and Restated
Term Loan Agreement dated as of November 6, 1995 (as amended, restated, supplemented or otherwise modified from time to time, the "Term Loan
Agreement" and, collectively with the Credit Agreement, the "Loan Agreements");

		B.	Borrower wishes, and Agent and Lenders are willing, to amend certain provisions of the Loan Agreements, all on the terms and conditions set forth in this Amendment; and

		C.	As it relates to each Loan Agreement, each capitalized term used in this
Amendment and not otherwise defined in this Amendment shall have the meaning ascribed thereto in Schedule A to the respective Loan Agreement; this
Amendment shall constitute a Loan Document; these Recitals shall be construed as part of this Amendment.

		NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

		1.  Amendment of the Loan Agreements.  Each Loan Agreement is hereby amended as follows:

	(a)	The following subsection is inserted as the final subsection of
Section 6.2 of each Loan Agreement:

"		(I)	Borrower's purchase on or prior to July 31, 1996 of shares of the
Series B Preferred Stock of Diba, Inc., a Delaware corporation, for (A) a per share price not in excess of $3 and (B) an aggregate amount, together with all related fees, costs and expenses, not in excess of $5,000,000 (the "Diba
Investment"), provided that (i) neither Borrower nor any Subsidiary shall be obligated to contribute any cash (other than the actual Diba Investment on the date thereof) or cash equivalents or other assets to or otherwise in respect of the Diba investment and (ii) neither Borrower nor any Subsidiary shall guarantee or be liable in any manner for any debts or liabilities of or otherwise in respect of the Diba Investment."

	(b)	The following paragraph is inserted as the final text of Schedule
6.11 of each Loan Agreement:

"	 Notwithstanding anything in this Agreement or any of the other Loan
Documents to the contrary, with respect to each calculation of Net Worth made pursuant to this Schedule 6.11 on or after the effectiveness of Borrower's election to change its Inventory accounting method from a last-in, first- out basis to a first-in, first-out basis, there shall be excluded from such calculation an amount equal to $10,400,000 (or, if greater, such other amount resulting from, and as of the date of, the effectiveness of such election)."

		2.  Conditions to Effectiveness of Section 1(a).  Section 1(a) of this
Amendment shall not become effective, and neither the Agent nor any Lender shall have any obligation hereunder, until the following conditions shall have been satisfied in full, in Agent's sole discretion:

	(a)	Agent, on behalf of itself and Lenders, shall have received original counterparts of this Amendment, duly executed by each party hereto;

	(b)	Agent, on behalf of itself and Lenders, shall have received copies of all agreements, certificates, documents or other instruments executed or delivered pursuant to the Diba Investment, each certified by Borrower's
Secretary as a true, accurate and complete copy thereof;

	(c)	Agent, on behalf of itself and Lenders, shall have received such other agreements, certificates, documents or other instruments as Agent may request;
and

	(d)	on and as of the effective date hereof, the representations and warranties of Borrower made pursuant to Section 4 hereof shall be true, accurate and complete in all respects.

		3.  Conditions to Effectiveness of Section 1(b).  Section 1(b) of this
Amendment shall not become effective until the effectiveness of Borrower's election to change its Inventory accounting method from a last-in, first-out basis to a first-in, first-out basis.

		4.  Representations and Warranties of Borrower.  In order to induce Agent and Lenders to enter into this Amendment, Borrower hereby makes the following representations and warranties, each of which shall survive the execution and delivery of this Amendment:

 		(a)	as of the date hereof, no Default or Event of Default is continuing and, after giving effect to this Amendment and the transactions contemplated hereby, no Default or Event of Default shall have occurred and be continuing;

	(b)	as of the date hereof and after giving effect to this Amendment and the transactions contemplated hereby, the representations and warranties of
Borrower and each Domestic Subsidiary contained in the Loan Documents are true, accurate and complete in all respects on and as of the date hereof to the same extent as though made on and as of the date hereof, except to the extent that any such representation or warranty expressly relates to an earlier date; and

	(c)  the execution, delivery and performance by Borrower and each Guarantor
Subsidiary of this Amendment and each of the agreements, certificates, documents and other instruments described herein or contemplated hereby to which such Person is a party are within its corporate powers and have been duly authorized by all necessary corporate action on the part of such Person
(including, without limitation, resolutions of any executive committee, the board of directors and, as applicable, the stockholders, of such Person), and this Amendment and such agreements, certificates, documents and instruments are the legal, valid and binding obligation of such Person enforceable against such Person in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the rights of creditors generally or by application of general principles of equity.

		5.  Reference to and Effect on the Loan Agreements.

		5.1.  Except as specifically amended above, each Loan Agreement shall remain in full force and effect and each Loan Agreement, as amended by this
Amendment, is hereby ratified and confirmed in all respects.

		5.2.  The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Agent or Lenders under either Loan Agreement or any of the other Loan Documents thereunder, or constitute a waiver of any provision of either Loan Agreement or any of the other Loan Documents thereunder.  Upon the effectiveness of this Amendment each reference to the Credit Agreement and the Term Loan Agreement contained in any Loan Document shall, in each case, mean and be a respective reference to the Credit Agreement, as amended hereby, or the Term Loan Agreement, as amended hereby.

		6.  Miscellaneous.

		6.1  Fees and Expenses.  Borrower agrees to pay on demand all fees, costs and expenses incurred by or otherwise due to Agent, on behalf of itself and Lenders, in connection with the preparation, execution and delivery of this Amendment, together with all fees, costs and expenses incurred by or otherwise due to Agent, on behalf of itself and Lenders, prior to the date hereof which are payable by Borrower pursuant to the Loan Agreements.

		6.2  Headings.  Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this
Amendment for any other purpose.

		6.3	Severability.  Wherever possible, each provision of this Amendment shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

		6.4	Counterparts.  This Amendment may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.


                       [signature page follows]



		IN WITNESS WHEREOF, each party hereto has caused this Amendment to be duly executed and delivered by its proper and duly
authorized officer as of the date first
written above.


ZENITH ELECTRONICS CORPORATION,
as Borrower

By: /s/ Willard C. McNitt
__________________________
Vice President and Treasurer



GENERAL ELECTRIC CAPITAL CORPORATION,
as Agent and as Lender

By: /s/ Robert Battle
_____________________________
Duly Authorized Signatory



THE BANK OF NEW YORK COMMERCIAL
CORPORATION, as Lender

By: /s/ Stephen Mangiante
_____________________________
Vice President



CONGRESS FINANCIAL CORPORATION,
as Lender

By: /s/ Kenneth Donahue
_____________________________
Assistant Vice President



                         ACKNOWLEDGMENT AND CONSENT
                        ----------------------------

		AS OF THE DATE FIRST WRITTEN ABOVE, EACH OF THE UNDERSIGNED GUARANTOR
SUBSIDIARIES HEREBY ACKNOWLEDGES AND CONSENTS TO BE BOUND BY THE FOREGOING
AMENDMENT AND CONFIRMS AND AGREES THAT, AFTER GIVING EFFECT TO SUCH AMENDMENT,
ALL OTHER LOAN DOCUMENTS TO WHICH IT IS A PARTY ARE AND SHALL CONTINUE TO BE
IN FULL FORCE AND AFFECT AND ARE HEREBY CONFIRMED AND RATIFIED IN ALL RESPECTS.


ZENITH DISTRIBUTING CORPORATION OF
ILLINOIS

By: /s/ Willard C. McNitt
_____________________________
Treasurer


ZENITH DISTRIBUTING CORPORATION -
MIDSTATES

By: /s/ Willard C. McNitt
____________________________
Treasurer


ZENITH DISTRIBUTING CORPORATION OF
NEW ENGLAND

By: /s/ Willard C. McNitt
____________________________
Treasurer


ZENITH DISTRIBUTING CORPORATION OF
NEW YORK

By: /s/ Willard C. McNitt
_____________________________
Treasurer


ZENITH DISTRIBUTING CORPORATION -
SOUTHEAST

By: /s/ Willard C. McNitt
____________________________
Treasurer


ZENITH DISTRIBUTING CORPORATION -
WEST

By: /s/ Willard C. McNitt
_____________________________
Treasurer




ZENITH/INTEQ, INC.

By: /s/ Willard C. McNitt
___________________________
Treasurer


ZENITH ELECTRONICS CORPORATION OF
ARIZONA

By: /s/ Willard C. McNitt
_____________________________
Treasurer


ZENITH ELECTRONICS CORPORATION OF
TEXAS

By: /s/ Willard C. McNitt
_____________________________
Treasurer


ZENITH MICROCIRCUITS CORPORATION

By: /s/ Willard C. McNitt
_____________________________
Treasurer


ZENITH VIDEO TECH CORPORATION

By: /s/ Willard C. McNitt
_____________________________
Treasurer


ZENITH VIDEO TECH CORPORATION -
FLORIDA

By: /s/ Willard C. McNitt
____________________________
Treasurer


ZENTRANS, INC.

By: /s/ Willard C. McNitt
_____________________________
Treasurer